Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter Results

•	Q1 Revenue at high-end of guidance, with Hackett Group (ex. Tech Solutions) up 31%

•	Q1 08 pro forma EPS of $0.07 versus ($0.01) in Q1 07, exceeds guidance

•	Stock repurchase program expanded by additional $5.0 million

Miami, FL – May 6, 2008 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the first quarter, which ended March 28, 2008. In January of 2008, Answerthink, Inc. was renamed The Hackett Group, Inc. and the Answerthink technology practices were placed into a newly named group, Hackett Technology Solutions.

First quarter 2008 revenue was $43.8 million, a 10% increase from the first quarter of 2007 driven by a 31% growth in The Hackett Group (excluding Technology Solutions). Pro forma diluted earnings per share were $0.07 in the first quarter of 2008, as compared to a $0.01 loss per share in the first quarter of 2007. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.09 in the first quarter of 2008, as compared to a $0.05 loss per share in the first quarter of 2007.

At the end of the first quarter of 2008, the Company’s cash balances were $25.3 million, including marketable investments and restricted cash. During the first quarter, the Company repurchased approximately 1.8 million shares of its common stock at an average price of $3.81, for a total cost of approximately $6.8 million. On May 2, 2008, the Board of Directors authorized an additional $5.0 million increase to the share buyback program, which brings the current remaining authorization to approximately $8.1 million.

“We have now reported a significant improvement in our operating results in the last four quarters and we expect to carry this momentum into our next quarter”, stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “A slowing economy has heightened the management challenge for organizations globally and I am pleased to see them turn to us for assistance during this period.”

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Based on the current economic outlook, the Company estimates total revenues for the second quarter of 2008 to be in the range of $46.0 million to $48.0 million and estimates pro forma diluted earnings per share to be in the range of $0.06 to $0.08. The Hackett Group and Hackett Technology Solutions are expected to grow sequentially, on a quarter over quarter basis with The Hackett Group’s revenues growing approximately 20% on a year over year basis.

Other Highlights

IT Business Value Management Research – New Book of NumbersTM research from The Hackett Group found that IT excellence can drive real improvements to a company’s bottom line. The Hackett Group found that companies that are top performers in IT Business Value Management (IT BVM) also outperform their peers across a wide range of financial and profitability metrics, including net profitability, return on assets, and return on equity.

Forecasting Research – New Book of NumbersTM research from The Hackett Group found that despite a market environment where missed earnings projections can lead to sharp stock declines, CFO firings, or worse, most companies fail to accurately forecast earnings and sales. According to The Hackett Group, two out of every three companies are unable to accurately forecast earnings for the next quarter, missing the mark by anywhere from 6% to over 30%.

Learning & Development Study Launch – The Hackett Group launched a new open performance study designed to help companies better understand how their Learning & Development initiatives compare with those of their peers and how they can improve the efficiency and effectiveness of efforts in this key Talent Management area.

Representative Client Engagements

Finance and HR Transformation Effort for Leading Technology Company – This client contracted with The Hackett Group for a global transformational finance benchmark, HR rapid assessment, and other related services. The company is seeking to restructure its cost basis while at the same time driving higher effectiveness in back office support functions. The work will include an analysis to assist the company in leveraging global sourcing opportunities in finance and other areas.

Procure-to-Pay Working Capital Reengineering for Leading Global Aerospace Manufacturer – This client selected REL to assist in the reengineering of procure-to-pay processes for multiple global entities. The project, which is supported by the company’s finance and procurement organizations, is designed to streamline and more effectively manage the working capital impacts of distributed global sourcing efforts.

Enterprise Performance Management Implementation for Global Specialty Pharmaceutical Company – This client selected the Hackett Technology Solutions group for the next stage of a comprehensive enterprise performance management data warehousing design and implementation project. Under the contract, Hackett Technology Solutions will implement the financial data warehouse system, which will drive

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enhanced business value, improved information access, and streamlined reporting. The project will result in a single source of financial information company-wide and target and implement best practices broadly across performance reporting, planning, forecasting, and business analyst partnering.

Hyperion Implementation for Leading Media & Entertainment Company – This client selected the Hackett Technology Solutions group to implement a new consolidation and SEC reporting tool using Hyperion Financial Management and Hyperion Financial Data Quality Management. The implementation leverages our 12-step rapid deployment methodology to achieve go-live in approximately 4 months. The new system will eliminate manual production of Form 10-Q and 10-K reports, improve audit trails, and enhance transparency of reporting across multiple business segments.

At 5:00 P.M. ET on Tuesday, May 6, 2008, the senior management of The Hackett Group, Inc., will host a conference call to discuss first quarter earnings results for the period ending March 28, 2008.

The number for the conference call is (800) 857-9601 (Passcode: First Quarter, Leader: Ted A. Fernandez). For International callers, please dial (210) 234-8000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 6, 2008 and will run through 5:00 P.M. ET on Tuesday, May 20, 2008. To access the rebroadcast, please dial (800) 944-6957. For International callers, please dial (402) 220-3502.

In addition, The Hackett Group, Inc. will be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 6, 2008 and will run through 5:00 P.M. ET on Tuesday, May 20, 2008. To access the call, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insights from more than 4,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and prioritize initiatives to enable world-class performance. Through its REL brand, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Hackett Technology Solutions group, The Hackett Group, Inc. offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 73% of the Fortune 100, 73% of the DAX 30 and 50% of the FTSE 100.

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Founded in 1991, The Hackett Group was acquired by Answerthink, Inc, which was renamed The Hackett Group, Inc. in 2008. The Hackett Group, Inc. has global offices in the United States, Europe and India.

More information on The Hackett Group, Inc. is available by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 28, 2008	March 30, 2007
Revenues:
Revenues before reimbursements	$39,268	$36,161
Reimbursements	4,570	3,716

Total revenues	43,838	39,877

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $397 and $411 of stock compensation expense in the quarters ended March 28, 2008 and March 30, 2007, respectively) (2)	22,963	22,558
Reimbursable expenses	4,570	3,716

Total cost of service	27,533	26,274
Selling, general and administrative costs (includes $548 and $597 of stock compensation expense in the quarters ended March 28, 2008 and March 30, 2007, respectively) (2)	12,582	16,462
Collections from misappropriation	—	(350)

Total costs and operating expenses	40,115	42,386

Income (loss) from operations	3,723	(2,509)
Other income (expense):
Interest income	167	240
Interest expense	—	(2)

Income (loss) before income taxes	3,890	(2,271)
Income tax expense	107	67

Net income (loss)	$3,783	$(2,338)

Basic net income (loss) per common share:
Net income (loss) per common share	$0.09	$(0.05)
Weighted average common shares outstanding	42,755	44,778

Diluted net income (loss) per common share (1):
Net income (loss) per common share	$0.09	$(0.05)
Weighted average common and common equivalent shares outstanding	43,353	44,778

Pro forma data (3):
Income (loss) before income taxes	$3,890	$(2,271)
Stock compensation expense	945	1,008
Amortization of intangible assets	197	364
Professional fees related to the misappropriation	—	183
Collections from misappropriation	—	(350)

Pro forma income (loss) before income taxes	5,032	(1,066)
Pro forma income tax expense (benefit)	2,013	(427)

Pro forma net income (loss)	$3,019	$(639)

Pro forma basic net income (loss) per common share	$0.07	$(0.01)
Weighted average common shares outstanding	42,755	44,778

Pro forma diluted net income (loss) per common share	$0.07	$(0.01)
Weighted average common and common equivalent shares outstanding	43,353	44,778

(1)	Potentially diluted shares were excluded from the diluted loss per share calculations for the quarter ended March 30, 2007 as their effects would have been anti-dilutive to the loss incurred by the Company.
(2)	Certain items in the quarter ended March 30, 2007 have been reclassified to conform with the March 28, 2008 presentation. As a result, SGA for the second quarter, third quarter and fourth quarter of 2007 have been recast to $15,224, $14,978 and $14,081, respectively. In addition, personnel costs before reimbursable expenses for the second quarter, third quarter and fourth quarter of 2007 have been recast to $23,886, $23,363 and $22,047, respectively.
(3)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, stock compensation expense, collections and professional fees related to the misappropriation and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’ overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 28, 2008	December 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$20,188	$20,061
Marketable investments	4,546	7,032
Accounts receivable and unbilled revenue, net	31,265	29,735
Prepaid expenses and other current assets	3,988	1,586

Total current assets	59,987	58,414

Restricted cash	600	600
Property and equipment, net	5,677	5,709
Other assets	2,248	2,434
Goodwill, net	68,474	68,302

Total assets	$136,986	$135,459

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,704	$3,970
Accrued expenses and other liabilities	30,988	29,047

Total current liabilities	36,692	33,017
Accrued expenses and other liabilities, non-current	3,339	3,623

Total liabilities	40,031	36,640

Shareholders’ equity	96,955	98,819

Total liabilities and shareholders’ equity	$136,986	$135,459

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The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	March 28, 2008	December 28, 2007	March 30, 2007
Revenue Breakdown by Group:
(in thousands)

The Hackett Group:
Benchmarking and Business Transformation (5)	$25,969	$26,022	$19,303
Executive Advisory Programs (6)	4,012	3,893	3,613

Total The Hackett Group	29,981	29,915	22,916

Hackett Technology Solutions (7)	13,857	14,975	16,961

Total Revenues	$43,838	$44,890	$39,877

Revenue Concentration:
(% of total revenues)

Top customer	7%	5%	3%
Top 5 customers	20%	17%	13%
Top 10 customers	29%	28%	23%

Key Metrics and Other Financial Data:
The Hackett Group annualized revenue per professional (in thousands)	$415	$411	$345
Executive Advisory Programs - Annualized Contract Value (in thousands) (4) (8)	$15,148	$16,031	$14,310
Hackett Technology Solutions consultant utilization rate	66%	62%	63%
Hackett Technology Solutions gross billing rate per hour	$160	$161	$171
Consultant headcount	536	552	563
Total headcount	723	739	770
Days sales outstanding (DSO)	66	60	71
Cash provided by operating activities (in thousands)	$4,733	$8,320	$4,209
Depreciation (in thousands)	$510	$508	$536
Amortization (in thousands)	$197	$296	$364

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	1,783	1,029	—
Cost of shares repurchased in the quarter (in thousands)	$6,793	$4,208	$—
Average price per share of shares purchased in the quarter	$3.81	$4.09	$—
Remaining authorization (in thousands)	$4,266	$6,060	$6,133

(4)	We define “Annualized Contract Value” as of the beginning of the following quarter as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.
(5)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(6)	Annual or multi-year contract that provides clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(7)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily Hyperion.
(8)	Certain items in the quarter ended March 30, 2007 have been reclassified to conform with the March 28, 2008 presentation.